Exhibit 10.14

PREFERENCE SHARE CONVERSION AND EXCHANGE AGREEMENT

THIS AGREEMENT is made on May 26, 2026 BETWEEN:

(1)	Tan Boon Kiat (NRIC: 840712-10-5671), a Malaysian citizen ("Holder 1");
(2)	Soh Shyh Giin (NRIC: 840529-01-5539), a Malaysian citizen (“Holder 2”);
(3)	Ng Ai Vie (NRIC: 850317-10-5670), a Malaysian citizen ("Holder 3"),

(each a "Holder" and together the "Holders");

(4)	Kainan Holding Group Ltd, a company limited by shares incorporated in the British Virgin Islands with company number BC#2178659, whose registered office is at CCS Trustees Limited, Mandar House, 3rd Floor, Johnson's Ghut, Tortola, British Virgin Islands (the "Listing Company"); and
(5)	Kainan Sdn. Bhd., a company incorporated in Malaysia (the "Operating Company" or "KSB");

(the Holders, Listing Company and KSB are together the "Parties" and each a "Party").

RECITALS

(A)	The Holders are the registered holders of an aggregate of 909,090 Series A Redeemable Convertible Preference Shares issued by KSB (the "Preference Shares");

(B)	The Listing Company intends to list its ordinary shares on The Nasdaq Capital Market ("Nasdaq") in connection with an initial public offering (the "IPO");

(C)	Pursuant to the terms of the Preference Shares contained in Operating Company, the Preference Shares shall be automatically converted into ordinary shares of the Operating Company at a conversion ratio of one (1) Preference Share to two (2) Ordinary Shares upon the consummation of the IPO; and

(D)	Upon the conversion of the Preference Shares into Ordinary Shares, the Parties desire for such Ordinary Shares to be exchanged by the Holders for Listing Shares issued to the Holders by the Listing Company at the Exchange Ratio.

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

"Closing" means the closing of the IPO, being the date on which the shares of the Listing Company are first admitted to trading on Nasdaq and settlement of the IPO proceeds has occurred;

"Conversion" has the meaning given in Clause 2.1;

"Conversion Ratio" means one (1) Preference Share for every two (2) Ordinary Shares (such that the aggregate 909,090 Preference Shares shall convert into 1,818,180 Ordinary Shares);

"Exchange" has the meaning given in Clause 3.1;

"Exchange Ratio" means one (1) Ordinary Share for one (1) Listing Share (such that 1,818,180 Ordinary Shares shall be exchanged for 1,818,180 Listing Shares);

"IPO" means the initial public offering of the shares of the Listing Company on Nasdaq;

"KSB" means Kainan Sdn. Bhd., a company incorporated in Malaysia, being the Operating Company;

"Listing Shares" means the ordinary shares of no par value in the capital of the Listing Company;

"Registration Statement" means the registration statement on Form F-1 filed by the Listing Company with the SEC in connection with the IPO, as the same may be amended or supplemented from time to time;

"SEC" means the U.S. Securities and Exchange Commission;

"Underwriting Agreement" means the underwriting agreement to be entered into between the Listing Company and D. Boral Capital LLC (or such other underwriter as the Listing Company may appoint) in connection with the IPO;

"Ordinary Shares" means the ordinary shares in the capital of KSB; and

"Preference Shares" means the 909,090 Series A Redeemable Convertible Preference Shares in the capital of KSB held by the Holders as at the date of this Agreement, as set out in Schedule 1.

1.2	In this Agreement, unless the context otherwise requires: (a) references to clauses and schedules are to clauses of and schedules to this Agreement; (b) headings are for convenience only and do not affect the interpretation of this Agreement; (c) the singular includes the plural and vice versa; and (d) references to any statute or statutory provision include any subordinate legislation made under it and any amendments, re-enactments, or replacements of it from time to time.

2.	AUTOMATIC EXCHANGE OF ORDINARY SHARES FOR LISTING SHARES

2.1	The Parties hereby agree that upon the conversion of the Preference Shares into Ordinary Shares, such Ordinary Shares will hereby be, and without any further action, exchanged for Listing Shares, at the Exchange Ratio and as a result each Holder will no longer hold any equity in KSB and will be a shareholder of the Listing Company with the number of shares set forth on Schedule 1.

2.2	Each Holder shall be entitled to receive a certificate or book entry record from the Listing Company's transfer agent, evidencing its ownership of the applicable amount of Listing Shares.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Each Holder represents and warrants to the Listing Company that:

(a)	it is the sole legal and beneficial owner of the Preference Shares set out opposite its name in Schedule 1, free from all encumbrances;

(b)	it has full power and authority to enter into and perform its obligations under this Agreement;

(c)	this Agreement constitutes legal, valid, and binding obligations on it, enforceable in accordance with its terms; and

(d)	neither the execution nor the performance of this Agreement will conflict with or result in a breach of any law, regulation, agreement, or instrument to which it is a party or by which it is bound.

3.2	The Listing Company represents and warrants to each Holder that:

(a)	it is duly incorporated and validly existing under the laws of the British Virgin Islands;

(b)	it has full power and authority to enter into and perform its obligations under this Agreement;

(c)	this Agreement constitutes legal, valid, and binding obligations on it, enforceable in accordance with its terms;

(d)	the Listing Shares, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable;

(e)	the Listing Shares will be issued free from all encumbrances and will rank pari passu in all respects with the existing issued ordinary shares of the Listing Company, including the right to receive all dividends and other distributions declared, paid, or made after the date of issue;

(g)	neither the execution nor the performance of this Agreement will conflict with its Memorandum and Articles of Association or any law, regulation, agreement, or instrument to which it is a party or by which it is bound.

3.3	The Operating Company represents and warrants to each Holder that:

(a)	it is duly incorporated and validly existing under the laws of Malaysia;

(b)	it has full power and authority to enter into and perform its obligations under this Agreement;

(c)	the Ordinary Shares, when issued upon conversion of the Preference Shares, will be duly authorized, validly issued, fully paid, and will rank pari passu in all respects with the existing issued ordinary shares of the Operating Company;

(d)	the register of members of the Operating Company will be updated promptly upon the Conversion to reflect the issue of Ordinary Shares to the Holders and the cancellation of the Preference Shares; and

(e)	neither the execution nor the performance of this Agreement will conflict with its constitutional documents or any law, regulation, agreement, or instrument to which it is a party or by which it is bound.

4.	COVENANTS

4.1	Each Holder covenants that it shall not, during the period from the date of this Agreement until the Closing (or, if earlier, the termination of this Agreement):

(a)	transfer, dispose of, or create or permit to subsist any encumbrance over any of the Preference Shares;

(b)	enter into any agreement or arrangement to do any of the things referred to in paragraph (a); or

(c)	take any action that would or might frustrate or impede the Conversion or the Exchange.

4.2	The Listing Company shall procure that, at or prior to the Closing, its board of directors shall pass all resolutions necessary to approve the issue of the Listing Shares to the Holders in accordance with this Agreement.

4.3	Each Holder shall, promptly following the Closing, deliver to the Listing Company (or as the Listing Company may direct) any share certificates representing the Preference Shares or the Ordinary Shares, together with duly executed instruments of transfer (if applicable), as may be required to give effect to the Exchange.

5.	RESTRICTIONS ON RESALE; U.S. SECURITIES LAW MATTERS

5.1	Each Holder acknowledges that the Listing Shares issued pursuant to this Agreement have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), except to the extent included in the Registration Statement, and that such Listing Shares may not be offered, sold, or otherwise transferred except (a) pursuant to an effective registration statement under the Securities Act, (b) in compliance with Rule 144 under the Securities Act (if available), or (c) in a transaction that is otherwise exempt from the registration requirements of the Securities Act.

5.2	Each Holder acknowledges that the Listing Shares may bear such restrictive legends as the Listing Company and its transfer agent may reasonably determine to be necessary or appropriate to comply with applicable U.S. securities laws.

6.	GENERAL

6.1	Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings, and arrangements between the Parties relating to its subject matter.

6.2	Variation. No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each Party.

6.3	Assignment. No Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

6.4	Notices. Any notice given under this Agreement shall be in writing and shall be served by delivery to the address of the relevant Party as set out in this Agreement (or such other address as may be notified in writing from time to time).

6.5	Severability. If any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, that shall not affect the legality, validity, or enforceability of any other provision of this Agreement, or of that provision in any other jurisdiction.

6.6	Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall constitute an original, but all the counterparts together shall constitute one and the same agreement.

6.7	No Partnership. Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties or constitute or be deemed to constitute any Party as agent of any other Party for any purpose.

6.8	Costs. Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement, provided that the Listing Company shall bear all stamp duties, transfer taxes, and registration fees arising in connection with the Conversion and the Exchange.

6.9	Further Assurance. Each Party shall, and shall procure that any necessary third party shall, do and execute, or procure to be done and executed, all such further acts, deeds, documents, and things as may reasonably be required to give full effect to the terms of this Agreement.

7.	GOVERNING LAW AND DISPUTE RESOLUTION

7.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the laws of the Malaysia.

7.2	Any dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration in accordance with Malaysia rules, and the seat of arbitration shall be Kuala Lumpur, Malaysia.

[Signature page to follow]

EXECUTED as an agreement on the date first above written.

SIGNED by TAN BOON KIAT)

for and on behalf of)

TAN BOON KIAT)	/s/ Tan Book Kiat

SIGNED by SOH SHYH GIIN)

for and on behalf of)

SOH SHYH GIIN)	/s/ Soh Shyh Giin

SIGNED by NG AI VIE)

for and on behalf of)

NG AI VIE)	/s/ Ng Ai Vie

SIGNED by WHITNEY TAN ANN NEE)

for and on behalf of)

KAINAN HOLDING GROUP LTD)	/s/ Whitney Tan Ann Nee

SIGNED by WHITNEY TAN ANN NEE)

for and on behalf of)

KAINAN SDN. BHD. )	/s/ Whitney Tan Ann Nee

SCHEDULE 1 - DETAILS OF PREFERENCE SHARES

Holder	Number of Preference Shares	Ordinary Shares (post-Conversion)	Listing Shares (post- Exchange)
Tan Boon Kiat	340,909	681,818	681,818
Soh Shyh Giin	340,909	681,818	681,818
Ng Ai Vie	227,272	454,544	454,544